                                                                 Exhibit 10(l)
                                WARRANT AGREEMENT





                                   Dated as of

                                 August 1, 1996

                                     between

                         INTER(bullet)ACT SYSTEMS, INCORPORATED


                                       and


                              FLEET NATIONAL BANK,

                              as the Warrant Agent






                  ---------------------------------------------

                                  Warrants for
                                 Common Stock of
                     Inter(bullet)Act Systems, Incorporated
                  ---------------------------------------------




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                                TABLE OF CONTENTS


                                                                                               Page
                                    ARTICLE I

                                   Definitions
SECTION 1.01.        Definitions.......................................................           1
SECTION 1.02.        Other Definitions.................................................           5
SECTION 1.03.        Rules of Construction.............................................           6


                                   ARTICLE II

                              Warrant Certificates

SECTION 2.01.        Form of Warrant Certificates......................................           6
SECTION 2.02.        Legends...........................................................           7
SECTION 2.03.        Execution and Delivery of
                       Warrant Certificates............................................           8
SECTION 2.04.        Loss or Mutilation................................................          10


                                   ARTICLE III

                                 Exercise Terms

SECTION 3.01.        Exercise Price....................................................          11
SECTION 3.02.        Exercise Periods..................................................          11
SECTION 3.03.        Expiration........................................................          11
SECTION 3.04.        Manner of Exercise................................................          12
SECTION 3.05.        Issuance of Warrant Shares........................................          12
SECTION 3.06.        Fractional Warrant Shares.........................................          13
SECTION 3.07.        Reservation of Warrant Shares.....................................          13
SECTION 3.08.        Compliance with Law...............................................          14


                                   ARTICLE IV

                             Antidilution Provisions

SECTION 4.01.        Changes in Common Stock...........................................          14
SECTION 4.02.        Cash Dividends and Other
                       Distributions...................................................          15
SECTION 4.03.        Rights Issue......................................................          16
SECTION 4.04.        Combination; Liquidation..........................................          17
SECTION 4.05.        Other Events......................................................          18





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                                                                               2




SECTION 4.06.        Superseding Adjustment............................................          18
SECTION 4.07.        Minimum Adjustment................................................          18
SECTION 4.08.        Notice of Adjustment..............................................          19
SECTION 4.09.        Notice of Certain Transactions....................................          20
SECTION 4.10.        Adjustment to Warrant
                       Certificate.....................................................          21
SECTION 4.11.        Issuance of Due Bills.............................................          21


                                    ARTICLE V

                                 Transferability

SECTION 5.01.        Transfer and Exchange.............................................          21
SECTION 5.02.        Registration, Registration of
                         Transfer and Exchange.........................................          22
SECTION 5.03.        Book-Entry Provisions for the
                         Rule 144A Global Warrant
                         and Regulation S Global
                         Warrant.......................................................          23
SECTION 5.04.        Special Transfer Provisions.......................................          25
SECTION 5.05.        Surrender of Warrant Certificates.................................          29

                                   ARTICLE VI

                       Registration and Repurchase Rights

SECTION 6.01.        Demand Registration...............................................          29
SECTION 6.02.        Incidental Registration Rights....................................          30
SECTION 6.03.        Preparation and Filing............................................          31
SECTION 6.04.        Indemnification...................................................          35
SECTION 6.05.        Repurchase of Warrants............................................          39


                                   ARTICLE VII

                                  Warrant Agent

SECTION 7.01.        Appointment of Warrant Agent......................................          41
SECTION 7.02.        Rights and Duties of
                       Warrant Agent...................................................          41
SECTION 7.03.        Individual Rights of
                       Warrant Agent...................................................          42
SECTION 7.04.        Warrant Agent's Disclaimer........................................          42
SECTION 7.05.        Compensation and Indemnity........................................          43
SECTION 7.06.        Successor Warrant Agent...........................................          43







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                                                                               3





                                  ARTICLE VIII

                                  Miscellaneous

SECTION 8.01.        Company Resales...................................................          45
SECTION 8.02.        SEC Reports and Other Information.................................          45
SECTION 8.03.        Rule 144A.........................................................          46
SECTION 8.04.        Persons Benefitting...............................................          46
SECTION 8.05.        Rights of Holders.................................................          46
SECTION 8.06.        Amendment.........................................................          46
SECTION 8.07.        Notices...........................................................          47
SECTION 8.08.        Governing Law.....................................................          48
SECTION 8.09.        Successors........................................................          48
SECTION 8.10.        Multiple Originals................................................          48
SECTION 8.11.        Table of Contents.................................................          48
SECTION 8.12.        Severability......................................................          48

EXHIBIT A            Form of Face of Warrant Certificate

EXHIBIT B            Certificate To Be Delivered upon
                     Exchange or Registration of
                     Transfer of Warrants

EXHIBIT C            Form of Investor Letter To Be
                     Delivered in Connection with
                     Transfers to Non-QIB Institutional
                     Accredited Investors



                                 WARRANT AGREEMENT dated as of August 1,
                        1996, between INTER(bullet)ACT SYSTEMS, INCORPORATED, a North Carolina corporation (the "Company"), and FLEET NATIONAL BANK, as Warrant Agent (the "Warrant
                        Agent").


                  The Company desires to issue the warrants (the "Warrants") described herein. The Warrants will initially entitle the holders thereof (the "Holders") to purchase in the aggregate 1,041,428 shares of Common Stock, no par value (the "Common Stock"), of the Company in connection with an offering by the Company (the "Offering") of 142,000 units (the "Units"). Each Unit will consist of (i) one of the Company's 14% Senior Discount Notes Due 2003 of the Company, with a principal amount at maturity of $1,000 (collectively, the "Notes") and
(ii) one Warrant. Each Warrant will entitle the Holder to purchase 7.334 shares of Common Stock, subject to adjustment as provided herein.

                  The Warrants will not trade separately from the Notes until the earliest date (the "Separation Date") to occur of: (i) the commencement of a registered exchange offer for the Notes or the effective date of a registration statement relating to a shelf registration statement for the resale of the Notes; and (ii) such earlier date as may be determined by the Initial Purchasers (as defined herein).

                  The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Warrants:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Definitions. "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is controlling or controlled by or under direct or indirect common control with such specified Person, or (ii) any other Person who is a director or executive officer (A) of such Person, (B) of any subsidiary





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                                                                               2




of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Affiliate shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in New York City or in the city where the Warrant Agent's principal corporate trust office is located.

                  "Certificated Warrants" means certificated Warrants in fully registered definitive form.

                  "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all its property and assets to another Person.

                  "Common Stock" has the meaning ascribed thereto in the preamble to this Agreement.

                  "DTC" means The Depository Trust Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

                  "Extraordinary Cash Dividend" means that portion, if any, of the aggregate amount of all dividends paid by the Company on its Common Stock in any fiscal year that exceeds $10 million.





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                                                                               3





                  "Fair Market Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (i) if such property or asset has a Fair Market Value of less than $5 million, by any Officer of the Company or (ii) if such property or asset has a Fair Market Value in excess of $5 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction.

                  "Initial Public Offering" means the initial underwritten public offering of Common Stock (not constituting Redeemable Stock) pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

                  "Initial Purchasers" means Salomon Brothers Inc, BT Securities Corporation and Toronto Dominion Securities (USA) Inc.

                  "Issue Date" means the date on which Warrants are initially issued.

                  "Market Price" means, in respect of one share of the Common Stock of the Company (i) the average closing price per share for such Common Stock for the thirty consecutive trading days immediately prior to the Triggering Date on the New York Stock Exchange or such other United States national securities exchange on which such Common Stock is listed and principally traded or, if such securities are not listed on any national securities exchange, as reported by the Nasdaq Stock Market, Inc. or, if not so reported by the Nasdaq Stock Market, Inc., the average of the high bid and low asked quotations for one share of such Common Stock as reported by the National Quotations Bureau Incorporated or similar organization or (ii) if the closing price for such Common Stock cannot be calculated in the manner specified in clause (i) at the relevant time, the Fair Market Value of one share of such Common Stock (without giving effect to any discount for lack of liquidity or to the fact that shares of such Common Stock may not be registered under the Exchange Act) as of the Business Day immediately preceding the Triggering Date as determined in an opinion letter delivered and addressed to




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                                                                               4






the Warrant Agent by an independent appraisal firm appointed by the Company (or by a majority of the holders of the Warrants or related Warrant Shares, as the case may be, if the Company fails to appoint one) reasonably acceptable to the Warrant Agent.

                  "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of the Company.

                  "Parent" means any Person who beneficially owns, directly or indirectly, all the Voting Stock of the Company.

                  "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof.

                  "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Public Market" means, in respect of the Common Stock of the Company, a time when (x) a Public Equity Offering has been consummated in respect of at least 10% of the total issued and outstanding shares of such Common Stock and (y) such Common Stock is registered under Section 13(a) or 15(d)(A) of the Exchange Act and the Company is current in its reporting thereunder.

                  "Qualifying Initial Public Offering" means an Initial Public Offering that yields gross proceeds of at least $50 million.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Redeemable Stock" means, with respect to any Person, any capital stock that by its terms (or by the terms of any security into which it is convertible or exchangeable) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchasable





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                                                                               5





at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable for indebtedness.

                  "Registration Rights Agreement" means the Exchange and Registration Rights Agreement between the Company and the Initial Purchasers named therein, dated as of July 30, 1996, relating to the Securities.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Repurchase Price" means (a) in respect of a Warrant, the Market Price of the Company's Common Stock multiplied by the number of Warrant Shares that would be obtained if such Warrant were exercised on the date of repurchase and (b) in respect of a Warrant Share, the Market Price for the Common Stock of the Company.

                  "Restricted Warrant" means a Rule 144A Global Warrant or a Restricted Certificated Warrant.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933.

                  "Voting Stock" means all classes of capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Warrant Shares" means the Common Stock (and other securities) issuable upon the exercise of the Warrants.

                  SECTION 1.02.  Other Definitions.

                                                                     Defined in
                     Term                                             Section

      "Company"...............................................        Recitals
      "Exercise Price"........................................        3.01
      "Expiration Date".......................................        3.02
      "Global Warrants".......................................        2.03
      "Holders"...............................................        Recitals
      "Offering"..............................................        Recitals
      "Regulation S Global Warrant"...........................        2.03



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                                                                               6





      "Restricted Certificated Warrant................................  2.03
      "Rule 144A Global Warrant"......................................  2.03
      "Separation Date"...............................................  Recitals
      "Successor Company".............................................  4.04(a)
      "Transfer Agent"................................................  5.02
      "Triggering Date"...............................................  6.05
      "Units".........................................................  Recitals
      "Warrants"......................................................  Recitals
      "Warrant Agent".................................................  Recitals
      "Warrant Certificates"..........................................  2.01


                  SECTION 1.03. Rules of Construction. Unless the text otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including, without limitation; and

                  (v) words in the singular include the plural and words in the plural include the singular.


                                   ARTICLE II

                              Warrant Certificates

                  SECTION 2.01. Form of Warrant Certificates. Certificates representing the Warrants (the "Warrant Certificates") shall be in registered form only and substantially in the form attached hereto as Exhibit A. The Warrant Certificates shall be dated the date on which countersigned by the Warrant Agent and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto, or to conform to usage. The Company shall





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                                                                               7





approve the form of the Warrant Certificates and any notation, legend or endorsement on them.

                  The terms and provisions contained in the forms of the Warrant Certificates annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Agreement.

                  The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officer of the Company executing such Warrant Certificates, as evidenced by such officer's execution of such Warrant Certificates.

                  Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

                  If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                  SECTION 2.02. Legends. Unless and until a Warrant or Warrant Share is sold under an effective registration statement and except for Warrant Certificates delivered pursuant to Section 5.04(c)(ii) of this Agreement, each Warrant Certificate evidencing the Global Warrants and the Certificated Warrants (and all Warrant Certificates issued in exchange therefor or substitution thereof) and each certificate representing the Warrant Shares shall bear a legend in substantially the following form (with any appropriate modification for the Warrant Shares):

                  "THE WARRANTS AND THE WARRANT SHARES (THE
                  "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR





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                                                                               8




                  ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY;
                  (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; OR (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT."

                  SECTION 2.03. Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing Warrants to purchase initially an aggregate of up to 1,041,428 Warrant Shares may be executed, on or after the Issue Date, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.03 or by Section 2.04, 3.04, 5.03 or 5.04.

                  The Warrant Certificates shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned manually by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and





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                                                                               9




issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

                  Warrants offered and sold in reliance on Rule 144A shall be issued initially in the form of a single, permanent global Warrant Certificate in definitive, fully registered form, substantially in the form set forth in Exhibit A (the "Rule 144A Global Warrant"), deposited with the Warrant Agent, as custodian for DTC, duly executed by the Company and countersigned by the Warrant Agent. The aggregate number of Warrants represented by the Rule 144A Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for DTC, or its nominee, as hereinafter provided.

                  Warrants offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single, permanent global Warrant Certificate in definitive, fully registered form, substantially in the form set forth in Exhibit A (the "Regulation S Global Warrant"), deposited with the Warrant Agent. The aggregate number of Warrants represented by the Regulation S Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for DTC, or its nominee, as hereinafter provided. The Rule 144A Global Warrant and the Regulation S Global Warrant are sometimes collectively referred to herein as the "Global Warrants".

                  Warrants offered and sold in their initial distribution to a limited number of institutions that are accredited investors (which are not QIBs) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (and institutions in which all the equity owners are such accredited investors) (together referred to as "Institutional Accredited Investors") in transactions exempt from registration under the Securities Act will be delivered in certificated fully registered form (a "Restricted Certificated Warrant") substantially in the form set forth in Exhibit A. Such Warrants shall be delivered to such Institutional Accredited Investors only upon the execution and delivery to the Company and the Initial Purchasers of an institutional accredited investor transferee compliance letter (an "Investor Letter") substantially in the form of Exhibit C hereto. Restricted Certificated Warrants may not be transferred or exchanged for interests in Global Warrants





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                                                                              10




or another Restricted Certificated Warrant except as provided in Sections 5.03 and 5.04 hereof.

                  Warrants issued pursuant to Section 5.03(b) in exchange for interests in the Regulation S Global Warrant shall be issued in the form of permanent Warrant Certificates in registered form in substantially the form set forth in Exhibit A (the "Offshore Certificated Warrants"). The Offshore Certificated Warrants and the Restricted Certificated Warrants are sometimes collectively herein referred to as the "Certificated Warrants".

                  SECTION 2.04. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 2.04, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section 2.04 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable under applicable law, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 2.04 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                                   ARTICLE III

                                 Exercise Terms

                  SECTION 3.01. Exercise Price. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase 7.334 shares of Common Stock for a per share exercise price (the "Exercise Price") of $0.01; provided, however, that if by September 30, 1997, the Company has not completed a Qualifying Initial Public Offering, each Warrant that has not theretofore been exercised will thereafter entitle the holder thereof to purchase 9.429 shares of Common Stock. The Exercise Price with respect to all of the shares of Common Stock purchasable under the Warrants (including those shares purchasable in the event that a Qualifying Initial Public Offering has not occurred by September 30, 1997) will be paid as part of the purchase price of the Units. In the event that the Qualifying Initial Public Offering is completed by September 30, 1997, the Company will refund to the Holders the exercise price paid for the incremental shares of Common Stock no longer purchasable under the Warrants.

                  SECTION 3.02. Exercise Periods. (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time or from time to time on any Business Day on or after the earliest to occur of (i) August 1, 2000, and (ii)(a) the occurrence of a Change of Control, (b)(1) 90 days after an Initial Public Offering or (2) upon the closing of an Initial Public Offering by the Company but only in respect of Warrants required to be exercised in order to permit the holder thereof to sell shares in such Initial Public Offering as permitted under Section 6.02, (c) a consolidation, merger or purchase of assets involving the Company or any of its subsidiaries that results in the Common Stock becoming subject to registration under the Exchange Act, (d) an Extraordinary Cash Dividend, or (e) the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company. The earliest to occur of the dates described in the foregoing clauses (i) and (ii) shall be referred to herein as the "Exercisability Date." The Company shall notify the Warrant Agent of the occurrence of the Exercisability Date.

                  (b) No Warrant shall be exercisable after August 1, 2003 (the "Expiration Date").

                  SECTION 3.03. Expiration. A Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or
(ii) the date such Warrant is exercised. The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that notwithstanding that the Company may fail to give notice as provided in this Section 3.03, the Warrants will terminate and become void on the Expiration Date.

                  SECTION 3.04. Manner of Exercise. Warrants may be exercised upon surrender to the Warrant Agent of the Warrant Certificates, together with the form of election to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the expiration of the Exercise Period a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

                  SECTION 3.05. Issuance of Warrant Shares. Upon the surrender of Warrant Certificates, as set forth in Section 3.04, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Stock Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

                  SECTION 3.06.  Fractional Warrant Shares.   The Company shall
not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Price for one Warrant Share on the trading day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

                  SECTION 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "Registrar") shall at all times until the expiration of the Exercise Period reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

                  Before taking any action which would cause an adjustment pursuant to Article IV to reduce the Exercise

Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

                  The Company covenants that all shares of Common Stock which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

                  SECTION 3.08. Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Warrant Agent an exemption from the registration requirements is available under the Securities Act for the issuance of the Warrant Shares (and the delivery of any other securities for which the Warrants may at the time be exercisable) at the time of such exercise.

                  (b) If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor also to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.


                                   ARTICLE IV

                             Antidilution Provisions

                  SECTION 4.01. Changes in Common Stock. In the event that at any time or from time to time the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the happening of such event shall be adjusted so that, after giving effect to such adjustment, the holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise of such Warrant that such holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.01 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  SECTION 4.02. Cash Dividends and Other Distributions. In case at any time or from time to time the Company shall distribute to holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause, (i) and (ii) above, (x) any dividend or distribution described in Section 4.01, (y) any rights, options, warrants or securities described in Section 4.03 and (z) any cash dividends or distributions from current or retained earnings other than Extraordinary Cash Dividends), then the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Market Price per share of Common Stock as of the record date for such distribution plus the fair market value (as determined by the Board of Directors of the Company acting in good faith, whose determination shall be evidenced by a board resolution) as of such record date of such Extraordinary Cash Dividend, the evidences of indebtedness, shares of capital stock or other assets, properties or securities, or any options, warrants or rights to subscribe for or purchase any of the foregoing, to be dividended or distributed in respect of one share of Common Stock, and the denominator of which shall be such Market Price per share of Common Stock as of such record date; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

                  SECTION 4.03. Rights Issue. In the event that at any time or from time to time the Company shall issue rights, options or warrants to acquire, or securities convertible or exchangeable into, Common Stock to all holders of Common Stock without any charge, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that is less than the Market Price per share of Common Stock as of the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities, the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately after such record date shall be determined by multiplying the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding as of the close of business on the record date for the issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding as of the close of business on the record date for the issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined by the Board of Directors of the Company acting in good faith, whose determination shall be evidenced by a board resolution) would purchase at the Market Price per share of Common Stock as of the record date. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or of increasing the Exercise Price.

                  SECTION 4.04. Combination; Liquidation. (a) Except as provided in Section 4.04(b), in the event of a Combination, the Holders shall have the right to receive upon exercise of the Warrants such number of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.04(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section 4.04(a) shall similarly apply to successive Combinations involving any Successor Company.

                  (b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash, or (ii) the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the

Warrants, as if the Warrants had been exercised immediately prior to such event.

                  In case of any Combination described in this Section 4.04(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the holders surrendering such Warrants.

                  SECTION 4.05. Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

                  SECTION 4.06. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article IV, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.01) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

                  SECTION 4.07. Minimum Adjustment. The adjustments required by the preceding Sections of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.01) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% of the number of shares of Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment; provided, however, that any adjustment pursuant to this Article IV (including those that require an increase or decrease in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of Warrants of less than 1%) shall be made no later than the earlier of three years from the date of the transaction that mandates such adjustment and the Expiration Date. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

                  SECTION 4.08. Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 7.06. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock.

                  SECTION 4.09. Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, consolidation or merger or
(d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall within 5 days send to the Warrant Agent and the Warrant Agent shall within 5 days send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer, such notice to be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given as promptly as possible and, in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

                  SECTION 4.10. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                  SECTION 4.11. Issuance of Due Bills. In any case in which this
Article IV shall require that adjustment in the Exercise Price be made as of the record date for a specified event, (x) the Company may elect to defer until the occurrence of such event the issuance to the holder of any Warrant exercised after such record date the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise upon the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the effectiveness of the event requiring such adjustment and (y) the Common Stock transfer books of the Company shall be deemed to have been opened immediately prior to such record date, whether or not such transfer books were in fact open.


                                    ARTICLE V

                                 Transferability

                  SECTION 5.01. Transfer and Exchange. The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

                  A Holder may transfer its Warrants only by complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register. Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company, the Warrant Agent, any agent of the Company or the Warrant Agent may treat the Person in whose name the Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. Furthermore, any Holder of a Global Warrant, shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the Holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in a book entry. When Warrant Certificates are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange in accordance with the provisions hereof.

                  SECTION 5.02. Registration, Registration of Transfer and Exchange. Each Warrant shall initially be issued as part of a Unit consisting of $1,000 principal amount at maturity of Notes and one Warrant. Prior to the Separation Date, the Warrants may not be transferred or exchanged separately from, but may be transferred or exchanged only together with, the Notes attached to such Warrants. Prior to the Separation Date, the Trustee under the Indenture shall act as transfer agent ("Transfer Agent") for both the Warrants and the Notes. Any request for transfer of a Warrant prior to the Separation Date to the Transfer Agent shall be accompanied by the Note attached thereto and the Transfer Agent will not execute any such transfer without such Note attached thereto. Such Note will be duly endorsed and accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or the Holder's attorneys duly authorized in writing. The Company shall provide notice to the Transfer Agent and the Warrant Agent of the Separation Date five Business Days prior to such date and the Transfer Agent will notify DTC of such date.

                  When Certificated Warrants are presented to the Warrant Agent with a request from the Holder of such Warrants to register the transfer or to exchange them for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested; provided, however, that every Warrant presented and surrendered for registration of transfer or exchange shall be duly endorsed and be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or the Holder's attorneys duly authorizing in writing.

                  To permit registrations of transfer and exchanges, the Company shall make available to the Warrant Agent a sufficient number of executed Warrant Certificates to effect such registrations of transfers and exchanges. No service charge shall be made to the Holder for any registration of transfer or exchange of Warrants, but the Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.04 and exchanges in respect of portions of Warrants not exercised and the Company may deduct such taxes from any payment of money to be made and such transfer or exchange shall not be consummated (if such taxes are not deducted in full) unless or until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid.

                  SECTION 5.03. Book-Entry Provisions for the Rule 144A Global Warrant and Regulation S Global Warrant. (a) The Rule 144A Global Warrant and Regulation S Global Warrant initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Warrant Agent as custodian for DTC and (iii) bear legends as set forth in Section 2.02 hereof. Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to the Rule 144A Global Warrant or Regulation S Global Warrant, as the case may be, held on their behalf by DTC or the Warrant Agent as its custodian, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Rule 144A Global Warrant or Regulation S Global Warrant, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the right of a beneficial owner of any Warrants.

                  (b) Transfers of the Rule 144A Global Warrant and the Regulation S Global Warrant shall be limited to transfers of such Rule 144A Global Warrant or Regulation S Global Warrant in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Rule 144A Global Warrant and the Regulation S Global Warrant may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 5.04 hereof. Restricted Certificated Warrants and Offshore Certificated Warrants shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Warrant or the Regulation S Global Warrant, respectively, if DTC notifies the Company that it is unwilling or unable to continue as Depositary for the Rule 144A Global Warrant or the Regulation S Global Warrant, as the case may be, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days.

                  (c)  Any beneficial interest in one of the Global
Warrants that is transferred to a Person who takes delivery in the form of an interest in the other Global Warrant will, upon transfer, cease to be an interest in such Global Warrant and become an interest in the other Global Warrant and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Warrant for as long as it remains such in interest.

                  (d) In connection with any transfer pursuant to paragraph (b) of this Section of a portion of the beneficial interests in the Rule 144A Global Warrant to beneficial owners who are required to hold Restricted Certificated Warrants, the Warrant Agent shall reflect on its books and records the date and a decrease in the number of shares of Common Stock represented by the Rule 144A Global Warrant in an amount equal to the number of shares of Common Stock represented by the beneficial interest in the Rule 144A Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Restricted Certificated Warrants of like tenor and amount.

                  (e) In connection with the transfer of the entire Rule 144A Global Warrant or Regulation S Global Warrant to beneficial owners pursuant to paragraph (b) of this Section, the Rule 144A Global Warrant or the Regulation S Global Warrant, as the case may be, shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Rule 144A Global Warrant or the Regulation S Global Warrant, as the case may be, Restricted Certificated Warrants or Offshore Certificated Warrants, as the case may be, of authorized denominations representing, in the aggregate, the number of Warrants theretofore represented by the Rule 144A Global Warrant or the Regulation S Global Warrant.

                  (f) Any Restricted Certificated Warrant delivered in exchange for an interest in a Global Warrant pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (c) of Section 5.04 hereof, bear the legend regarding transfer restrictions set forth in Section 2.02.

                  (g) The registered holder of the Rule 144A Global Warrant and the Regulation S Global Warrant may grant proxies and otherwise authorize any Person, including Agent

Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

                  SECTION 5.04. Special Transfer Provisions. Unless and until an Initial Public Offering registration statement is declared effective that includes all outstanding Warrants and Warrant Shares to the extent provided in
Section 6.01 (as certified to the Warrant Agent by the Company), the following provisions shall apply:

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of Warrants to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Warrant Agent, and prior to the Separation Date the Transfer Agent, shall register the transfer of any Warrant Certificate, if (x)(A) the requested transfer is at least three years after the Issue Date or (B) the proposed transferee has delivered to the Warrant Agent certificates substantially in the forms of Exhibits B and C hereto and (y) if requested by the Warrant Agent or the Company, the proposed transferee has delivered to the Warrant Agent or the Company, an opinion of counsel acceptable to the Warrant Agent or the Company that such transfer is in compliance with the Securities Act.

                (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Warrant, upon receipt by the Warrant Agent of (x) the documents, if any, required by paragraph
         (i) and (y) instructions given in accordance with DTC's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and a decrease in the number of Warrants represented by the Rule 144A Global Warrant in an amount equal to the number of Warrants represented by the Rule 144A Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Restricted Certificated Warrants of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of Warrants to a QIB (excluding Non-U.S. Persons):

                  (i) If the Warrants to be transferred are represented by (x) Restricted Certificated Warrants, the Warrant Agent shall register the transfer if it has received from such transferor a certificate substantially in the form of Exhibit B that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Warrant Certificate stating, or has otherwise advised the Company and the Warrant Agent in writing, that it is purchasing the Warrants for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the Rule 144A Global Warrant, the transfer of such interest may be effected only through the book-entry system maintained by DTC.

                  (ii) If the proposed transferee is an Agent Member, and the Warrants to be transferred are represented by Restricted Certificated Warrants, upon receipt by the Warrant Agent of the documents referred to in clause (i) above and instructions given in accordance with DTC's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and an increase in the number of Warrants represented by the Rule 144A Global Warrant in an amount equal to the number of Warrants represented by the Restricted Certificated Warrants, and the Warrant Agent shall cancel the Restricted Certificated Warrant.

                  (c) Transfers of Interest in the Regulation S Global Warrant or Offshore Certificated Warrants to U.S. Persons. With respect to any transfer of interests in the

Regulation S Global Warrant or Offshore Certificated Warrants to U.S. Persons:

                  (i) on or prior to the date that is 40 calendar days after the Issue Date, the Warrant Agent shall refuse to register such transfer; and

                (ii) after such date, the Warrant Agent shall register such transfer without requiring additional certification and shall deliver Warrant Certificates that do not bear the legend in Section 2.02.

                  (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of Warrants to a Non-U.S.
Person:

                  (i) the Warrant Agent shall register any proposed transfer of Warrants to a Non-U.S. Person only upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor.

                (ii) (x) If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Warrant, upon receipt by the Warrant Agent of (A) the documents required by paragraph (i) and
         (B) instructions in accordance with DTC's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and a decrease in the number of Warrants represented by the Rule 144A Global Warrant to be transferred, and (y) if the proposed transferee is an Agent Member, upon receipt by the Warrant Agent of instructions given in accordance with DTC's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and an increase in the number of Warrants represented by the Regulation S Global Warrant in an amount equal to the number of Warrants represented by the Restricted Certificated Warrants or the Rule 144A Global Warrant, as the case may be, to be transferred, and the Warrant Agent shall cancel the Certificated Warrant, if any, so transferred or decrease the number of Warrants represented by the Rule 144A Global Warrant.

                  (e) General. By its acceptance of any Warrants represented by a Warrant Certificate bearing the legend in Section 2.02, each Holder of such Warrants acknowledges the restrictions on transfer of such Warrants set forth in this

Agreement and in the legend and agrees that it will transfer such Warrants only as provided in this Agreement. The Warrant Agent shall not register a transfer of any Warrants unless such transfer complies with the requirements of this
Section 5.04. In connection with any transfer of Warrants, each Holder agrees by its acceptance of Warrants to furnish the Warrant Agent or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, however, that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information. The Warrant Agent's only obligation to enforce the transfer restrictions of this Agreement shall be to require the certifications and opinions specifically required by this Section 5.04 as a condition to a transfer.

                  (f) Records. The Warrant Agent shall retain copies of all letters, notices and other written communications received pursuant to Section
5.03 hereof or this Section 5.04. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

                  SECTION 5.05. Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange, exercise or repurchase of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article V in case of an exchange or in Article III hereof in case of the exercise or repurchase of less than all the Warrants represented thereby or in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such canceled Warrant Certificates as the Company may direct in writing.

                                   ARTICLE VI

                       Registration and Repurchase Rights

                  SECTION 6.01. Demand Registration. (a) Upon receipt of a written request from the holders of Warrants and Warrant Shares representing not less than 25% of all the outstanding Warrants and Warrant Shares, taken together, for registration of all or a part of such Holders' Warrant Shares under this Section 6.01, which request is delivered at any time after the completion of an Initial Public Offering, the Company shall be required on one occasion only to cause a registration statement to be filed, as expeditiously as practicable and in any event not more than 60 days after its receipt of such request, and shall use its good faith best efforts to cause it to be promptly declared effective by the SEC and to remain effective until the earlier of three years from the Issue Date or until all of the Warrant Shares so requested to be registered are sold.

                  (b) The holders shall be permitted to make only one request that the Company file a registration statement pursuant to the provisions of paragraph (a) hereof, provided that no request will be counted against this limit unless, with respect to such request (i) the Company has complied in all material respects with all the applicable conditions specified in Section 6.03 (without regard to the 90-day period referred to in subsection (ii) of Section 6.03(a), and with respect to subsections (iv) and (xii) of Section 6.03(a), without regard to any "best efforts" or similar qualification if the failure to comply with either of such subsections materially interfered with the proposed offering) and (ii) a registration statement of the Company filed pursuant to such request has become effective and has remained effective for a period of not less than 30 consecutive days. A registration that is undertaken by the Company in response to a valid request made by holders pursuant to this Section 6.01 shall be referred to herein as a "Demand Registration."

                  (c) All registration expenses (other than customary underwriting and broker commissions) shall be paid by the Company, including the reasonable fees and disbursements of one (but only one) legal firm or counsel to represent all of the holders in the case of the Demand Registration.

                  SECTION 6.02. Incidental Registration Rights. If the Company proposes to sell shares of Common Stock in a Public Equity Offering, then the Company shall in each case give written notice, at least 30 days prior to the filing of a registration statement related to such Public Equity Offering, of such proposed Public Equity Offering to the holders of Warrants and Warrant Shares and such notice shall offer to the holders the opportunity to include in such Public Equity Offering such number of Warrant Shares as such holders may request. Within 20 days after receipt of such notice, the holders of Warrants and Warrant Shares (the "Requesting Holders") shall, subject to the following sentence, have the right by notifying the Company in writing to require the Company to include in the registration statement relating to such Public Equity Offering such number of Warrant Shares as such holder may request. Notwithstanding the foregoing, (x) if at any time the managing underwriter or underwriters of such Public Equity Offering (the "Managing Underwriter") shall advise the Company in writing (and shall deliver a copy thereof to the Warrant Agent) that, in its opinion, the total number of shares proposed to be sold exceeds the maximum number of shares which the Managing Underwriter believes may be sold without materially adversely affecting the price, timing or distribution of the Public Equity Offering, then the Company will be required to include only that number of shares which the Managing Underwriter believes may be sold without causing such adverse effect in the following order: (i) all the shares that the Company proposes to sell in such Public Equity Offering, (ii) all the shares that are proposed to be sold by any holder of Common Stock of the Company who is exercising a demand registration right existing on the date of issuance of the Warrants, if such Public Equity Offering is being made pursuant to such demand and (iii) shares of the Requesting Holders and all other shares that are proposed to be sold by any holder of Common Stock of the Company on a pro rata basis in an aggregate number which is equal to the difference between the maximum number of shares that may be distributed in such Public Equity Offering as determined by the Managing Underwriter and the number of shares to be sold in such Public Equity Offering pursuant to clauses (i) and (ii) above. The Company will have the right to postpone or withdraw any registration statement relating to a Public Equity Offering described under this Section 6.02 prior to the effective date without obligation to any Requesting Holder. All registration expenses shall be paid by the Company in the case of any and all registrations governed by this Section 6.02.

                  SECTION 6.03. Preparation and Filing. (a) Whenever the Company is required to, or is to use its best efforts to, effect the registration of any Warrant Shares pursuant to Section 6.01 or 6.02 in connection with an offer and sale thereof, the Company will as expeditiously as possible:

                  (i) prepare and file with the SEC a registration statement with respect to such Warrant Shares and use its best efforts to cause such registration statement to promptly become and remain effective for the period set forth in subsection (ii) below and promptly notify the holders (x) when such registration statement becomes effective, (y) when any amendment to such registration statement becomes effective and
         (z) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

                (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than 90 days after the effective date of such registration statement (or such shorter period to the extent necessary to permit the completion of the sale or distribution of such securities within such period);

              (iii) furnish to such holders, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), reports on Forms 10-K and 10-Q (or their equivalents) which the Company shall have filed with the Commission and financial statements, reports and proxy statements mailed to shareholders of the Company as such holders may reasonably request in order to facilitate the disposition of the Warrant Shares being sold;

                (iv) use its best efforts to register or qualify, not later than the effective date of any filed registration statement, the Warrant Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as such holders reasonably request; provided that the Company will not be required to (A) qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, (B) subject itself to taxation in any jurisdiction where it is not subject to taxation, (C) consent to general service of process in any jurisdiction where it is not subject to general service of process or (D) take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Warrant Shares covered by the registration statement;

                  (v) make available, upon reasonable notice and during business hours, for inspection by the managing underwriter or underwriters for the Warrant Shares (and their counsel) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, agreements and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibilities and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the registration statement;

                (vi) obtain a comfort letter from the Company's independent public accountants dated within five business days prior to the effective date of the registration statement (and as of such other dates as the managing underwriter or underwriters for the Warrant Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such managing underwriter or underwriters reasonably request;

              (vii) obtain an opinion of counsel dated the effective date of the registration statement (and as of such other dates as the managing underwriter or underwriters for the Warrant Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such managing underwriter or underwriters reasonably request;

                  (viii) during the period when the registration statement is required to be effective, notify such holders of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (ix) in the case of an underwritten offering, enter into an underwriting agreement containing customary terms, including such indemnity and contribution provisions as the managing underwriter or underwriters customarily require or may reasonably require;

                  (x) cause such Warrant Shares to be traded on each securities exchange on which similar securities issued by the Company are then traded, provided that the Company is eligible to do so under applicable listing requirements;

                  (xi) in the case of any registration pursuant to Section 6.01 hereof, refrain from filing any registration statement (other than registration statements on Form F-4, S-4 or S-8 or other similar forms) to register capital stock of the Company for its own account or for the account of any other securityholder during the period commencing with the receipt of the written request from the holders to file a registration statement and ending 90 days after such registration statement is declared effective by the Commission, except for any such registration statement which shall already be under active preparation by the Company at the time of receipt of such request; and

                  (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) The holders participating in such offering shall timely furnish to the Company such information regarding the distribution of such Warrant Shares as the Company may from time to time reasonably request.

                  (c) The holders agree that upon the receipt of any notice from the Company of the happening of any event of the kind described in paragraph
(a)(viii) above, they will forthwith discontinue disposition of Warrant Shares pursuant to the registration statement covering such Warrant Shares until the holders' receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(viii) above. If the Company gives any such notice, the Company shall keep any such registration statement pursuant to a Demand Registration effective for that number of additional days equal to the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (a)(viii) above to and including the date on which copies of such supplemented or amended prospectus are made available to the holders.

                  SECTION 6.04. Indemnification. (a) In connection with any registration statement, the Company agrees to indemnify and hold harmless each holder of securities covered thereby, the directors, officers, employees and agents of each such Holder and each person who controls any such holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement as originally filed or in any amendment thereof, or in any preliminary prospectus or prospectuses contained therein, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such holder or the underwriter specifically for inclusion therein, and (ii) the Company will not be liable to any indemnified party under these provisions with respect to any registration statement or prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the use of the prospectus during a period when the use of the prospectus has been suspended in accordance with Section 6.03(a)(viii), hereof; provided, in each case, that holders received prior notice of such suspension. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  The Company also agrees to indemnify or contribute to Losses, as provided in Section 6.04(d), of any underwriters of Warrant Shares registered under a registration statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the selling holders provided in this Section 6.04(a) and shall, if requested by any holder, enter into an underwriting agreement containing customary terms and conditions, including those related to indemnification.

                  (b) Each holder of securities covered by a registration statement severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such registration statement and (iv) each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such holder, but only with reference to written information relating to such holder furnished to the Company by or on behalf of such holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 6.04 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6.04, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that the indemnifying party shall be obligated to pay for only one such separate counsel for all indemnified parties in each action or related group of actions. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6.04 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the registration statement which resulted in such Losses; provided, however, that in no case shall any subsequent holder of any Warrant Share be responsible, in the aggregate, for any amount in excess of the dollar amount of the proceeds received by the holder of any Warrant Share from the sale of such holder's Warrant Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04, each person who controls a holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed such registration statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 6.04 will remain in full force and effect, regardless of any investigation made by or on behalf of any holder or the Company or any of the officers, directors or controlling persons referred to in this Section 6.04 hereof, and will survive the sale by a holder of securities covered by a registration statement.

                  SECTION 6.05. Repurchase of Warrants. (a) In the event that a Public Market does not exist for the Common Stock of the Company on August 1, 2001 (the "Triggering Date"), the Company will be required, at its option, to
(i) make an offer to purchase (the "Warrant Repurchase") all outstanding Warrants and Warrant Shares issued by it in cash at the Repurchase Price on such date or (ii) to take all necessary action at its own expense to cause all the Warrant Shares issued or issuable by it to be registered with the SEC pursuant to an effective registration statement under the Securities Act (including the filing and making available to holders of Warrant Shares and their designees a prospectus meeting the requirements of Section 10(a)(3) thereunder) and in accordance with applicable state securities no later than 120 days after the Triggering Date. In connection with such a registration statement, the Company shall comply with the procedures and conditions specified in Section 6.03 and the indemnification provisions of Section 6.04 shall apply.

                  (b) If a Public Equity Offering relating to the Company occurs at any time between the Triggering Date and 90 days after the expiration date for a Warrant Repurchase pursuant to the preceding paragraph, the Company will pay to each holder of Warrants or Warrant Shares that were purchased in such Warrant Repurchase an amount in cash equal to the sum of (i) the number of Warrants purchased by the Company multiplied by the excess, if any, of (A) the value, as determined pursuant to the terms of such Public Equity Offering (net of applicable underwriting discounts and placement fees) of the number of shares of Warrant Shares issuable upon the exercise of one Warrant over (B) the Repurchase Price paid by the Company for each Warrant in such Warrant Repurchase and (ii) the number of shares of Warrant Shares purchased by the Company multiplied by the excess, if any, of (A) the value, determined as aforesaid, of the Warrant Shares over (B) the Repurchase Price paid by the Company for each share of Warrant Shares in such offer.

                  (c) Notice of Warrant Repurchase. As promptly as practicable following the Triggering Date, the Company shall give notice of the terms of the Warrant Repurchase (a "Repurchase Notice") to each Holder, as of the Triggering Date, of then outstanding Warrants and Warrant Shares. Each Repurchase Notice:
(i) shall be given by the Company directly to all Holders of the Warrants and Warrant Shares, with a copy to the Warrant Agent and (ii) shall be given within five Business Days after the Triggering Date and shall specify (A) the manner in which Warrants and Warrant Shares may be surrendered to the Warrant Agent for repurchase by the Company, (B) the Repurchase Price at which the Warrants and Warrant Shares will be repurchased by the Company, (C) the name of the independent appraisal firm, if any, whose valuation of the Common Stock was utilized in connection with determining such Repurchase Price and (D) that payment of the Repurchase Price will be made by the Warrant Agent.

                  (d) Payment for Warrants. (i) To receive payment for any unexercised Warrants and any Warrant Shares pursuant to this Section 6.05, each Holder thereof shall, except as otherwise provided herein, surrender to the Warrant Agent the Warrant Certificates evidencing such Holder's Warrants and the Warrant Shares.

                  (ii) As promptly as practicable following the Triggering Date, the Company shall deposit with the Warrant Agent funds sufficient to make payment for all unexercised Warrants and all Warrant Shares. After receipt of such deposit from the Company, the Warrant Agent shall make payment to each holder, by delivering a check in an amount equal to the Repurchase Price for each Warrant and each Warrant Share surrendered by such holder in accordance with this Section 6.05, to such Person or Persons as it may be directed in writing by any holder surrendering Warrant Certificates or Warrant Shares, net of any transfer taxes required to be paid in the event that the check is to be delivered to a Person other than the holder. Any funds not used to pay for Warrants or Warrant Shares within 180 days after the Triggering Date shall be promptly returned to the Company.

                  (e) Compliance with Laws. Notwithstanding anything contained in this Section 6.05, if the Company is required to comply with laws or regulations in connection with making the Warrant Repurchase, such laws or regulations shall govern the making of such Warrant Repurchase. The Company shall immediately notify the Warrant Agent in writing if any such laws or regulations shall require the Company to supplement or amend this Agreement or to modify or amend the procedures or manner of such repurchase or any other provisions set forth herein and the Warrant Agent shall not be responsible or liable for making any such determination, complying with any such laws or regulations or for the failure of the Company to so notify the Warrant Agent.


                                   ARTICLE VII

                                  Warrant Agent

                  SECTION 7.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

                  SECTION 7.02. Rights and Duties of Warrant Agent. (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                  (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                  (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                  (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

                  (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to
Article IV, or to comply with any of the covenants of the Company contained in
Article IV.

                  SECTION 7.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  SECTION 7.04. Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

                  SECTION 7.05. Compensation and Indemnity. The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services and to reimburse the Warrant Agent upon request for all reasonable out-of- pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel. The Company shall indemnify the Warrant Agent against any loss, liability or expense (including reasonable agents' and attorneys' fees and expenses) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through wilful misconduct, negligence or bad faith. The Company's payment obligations pursuant to this Section 7.05 shall survive the termination of this Agreement.

                  To secure the Company' payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Warrant Holders on all money or property held or collected by the Warrant Agent.

                  SECTION 7.06. Successor Warrant Agent. (a) The Company To Provide Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                  (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 7.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

                  (c) The Company To Appoint Successor. In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, seques-trator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

                  (d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                  (e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business; provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VIII

                                  Miscellaneous

                  SECTION 8.01. Company Resales. The Company hereby agrees with each Holder, that the Company shall not resell any Warrants or Warrant Shares it acquires, by purchase or otherwise, except pursuant to an effective registration statement.

                  SECTION 8.02. SEC Reports and Other Information. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, for all periods ending after the date of this Warrant Agreement, file with the SEC and thereupon provide the Warrant Agent and Holders with such annual reports and such information, documents and other reports are as specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, for as long as any of the Warrants are outstanding, the Company will make available to any prospective purchaser of the Warrants or Warrant Shares or beneficial owner thereof in connection with any sales thereof the information required by Rule 144A(d)(4) under the Securities Act.

                  SECTION 8.03. Rule 144A. The Company hereby agrees with each Holder, for so long as any Warrants or Warrant Shares remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Warrants or Warrant Shares in connection with any sale thereof and any prospective purchaser of such Warrants or Warrant Shares from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A.

                  SECTION 8.04. Persons Benefitting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

                  SECTION 8.05. Rights of Holders. Except as expressly contemplated herein, holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders, (iv) to receive notice of any other proceedings of the Company or
(v) to exercise any other rights as stockholders of the Company.

                  SECTION 8.06. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that the Company determines, and the Warrant Agent may rely on such determination, that such action shall not affect adversely the rights of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in Article IV as of the Issue Date of the Warrants). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

                  SECTION 8.07. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                  if to the Company:

                           Inter(bullet)Act Systems, Incorporated
                           14 Westport Avenue
                           Norwalk, Connecticut 06851
                           Attention:  President & Chief Operating
                                              Officer

                  with a copy to:

                           Schell Bray Aycock Abel & Livingston L.L.P.
                           Suite 1500
                           Renaissance Plaza
                           230 North Elm Street
                           Greensboro, North Carolina 27401
                           Attention:  Kenneth N. Shelton

                  if to the Warrant Agent:

                           Fleet National Bank
                           777 Main Street
                           Hartford, Connecticut 06115
                           Attention:  Corporate Trust Administration


                  The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the register in which the Company shall provide for the registration of Warrants and Warrant Shares and of transfers and exchanges of Warrants and Warrant Shares and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 8.08. Governing Law. The laws of the State of New York shall govern this Agreement and the Warrant Certificates.

                  SECTION 8.09. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

                  SECTION 8.10. Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

                  SECTION 8.11. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 8.12. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                                   INTER(bullet)ACT SYSTEMS,
                                                   INCORPORATED,

                                                     by ________________________
                                                        Name:
                                                        Title:


                                                   FLEET NATIONAL BANK, as
                                                   Warrant Agent,

                                                     by ________________________
                                                        Name:
                                                        Title:

                                                                       EXHIBIT A



                      [FORM OF FACE OF WARRANT CERTIFICATE]


THE WARRANTS AND THE WARRANT SHARES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THERE- UNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; OR (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

                  [Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor depository or a nominee of such successor depository. The Depository Trust Company ("DTC") (55 Water Street, New York, New York) shall act as the depository until a successor shall be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1/


No. [     ]                                      Certificate for ______ Warrants


                      WARRANTS TO PURCHASE COMMON STOCK OF
                     INTER(bullet)ACT SYSTEMS INCORPORATED


                  THIS CERTIFIES THAT, [ ], or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Inter(bullet)Act Systems, Incorporated, a North

Carolina corporation ("the Company"), 7.334 shares of Common Stock, no par value, of the Company (the "Common Stock") at the per share exercise price of

$0.01 (the "Exercise Price"); provided, however, that if by September 30, 1997,

the Company has not contemplated a Qualifying
- --------
1/ To be included only if the Warrant is in global form.

Initial Public Offering, each Warrant that has not theretofore been exercised will thereafter entitle the holder thereof to purchase 9.429 shares of Common Stock. This Warrant Certificate shall terminate and become void as of the close of business on August 1, 2003 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of August 1, 1996 (the "Warrant Agreement"), between the Company and Fleet National Bank (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at 777 Main Street, Hartford, Connecticut 06115, attention of Corporate Trust Administration.

                  Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate.

                  As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time or from time to time on any Business Day on or after the earliest to occur of
(i) August 1, 2000, and (ii)(a) the occurrence of a Change of Control, (b)(1) 90 days after an Initial Public Offering or (2) upon the closing of an Initial Public Offering by the Company but only in respect of Warrants required to be exercised in order to permit the holder thereof to sell shares in such Initial Public Offering as permitted under Section 6.02, (c) a consolidation, merger or purchase of assets involving the Company or any of its subsidiaries that results in the Common Stock becoming subject to registration under the Exchange Act, (d) an Extraordinary Cash Dividend, or (e) the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; provided, however, that no Warrant shall be exercisable after August 1, 2003.

                  In the event the Company enters into a Combination, the Holder hereof will be entitled to receive the shares of capital stock or other securities or other property of such surviving entity as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive cash distributions as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination.

                  The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 5.02 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

                  Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Market Price for one Warrant Share on the trading day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

                  All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

                  The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

                  The Warrants do not entitle any holder hereof to any of the rights of a shareholder of the Company.

                  This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


                                         INTER(bullet)ACT SYSTEMS, INCORPORATED,

                                           by

                                          __________________________________

[SEAL]


Attest:

        _____________________________
          Secretary


DATED:

Countersigned:

FLEET NATIONAL BANK,
as Warrant Agent,

  by
      _______________________________
        Authorized Signatory

                 SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS 2/


The following exchanges of a part of this Global Warrant for definitive Warrants have been made:



                    Amount of              Number of
                    increase in            Warrants in
                    Number of              this Global            Signature of
                    Warrants in            Warrant                authorized
Date of             this Global            following              officer of
Exchange            Warrant                such increase          Warrant Agent







- --------
2/ To be included only if the Warrant is in global form.

                                                                       EXHIBIT B





                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                      REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the "Warrants") of Inter(bullet)Act Systems, Incorporated (the "Company")

                  This Certificate relates to Warrants held in definitive form by _______________ (the "Transferor").

                  The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants. In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of this Warrant does not require registration under the Securities Act of 1933 (the "Securities Act") because */:

         [_]      Such Warrant is being acquired for the Transferor's own
account without transfer.

         [_]      Such Warrant is being transferred to the Company.

         [_]      Such Warrant is being transferred pursuant to an effective registration statement pursuant to the Securities Act.

         [_] Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

         [_] Such Warrant is being transferred pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act.

         [_]      Such Warrant is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

                  If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the Transferor further certifies that:

                  (i) the offer of the Warrants was not made to a Person in the United States;

                  (ii) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as applicable;

                  (iv) the transaction is not part of a plan or scheme by us to evade the registration requirements of the Securities Act; and

                  (v) if applicable, the transfer has been made in accordance with Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

- --------
*/ Please check applicable box.





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                                                                               2



Terms used in this paragraph have the meanings set forth in Regulation S.

                  The Warrant Agent and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.




                                                     __________________________,
                                                     [INSERT NAME OF TRANSFEROR]

                                       by
Date: _____________________________        __________________________







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                                                                       EXHIBIT C




                     Form of Investor Letter To Be Delivered
                          in Connection with Transfers
                  to Non-QIB Institutional Accredited Investors



Inter(bullet)Act Systems, Incorporated
14 Westport Avenue
Norwalk, Connecticut 06851
c/o
Fleet Bank
777 Main Street
Hartford, Connecticut 06115
Attention:  Corporate Trust Administration


Ladies and Gentlemen:

                  In connection with our proposed purchase of     Warrants To
Purchase Shares of Common Stock (the "Warrants") of Inter(bullet)Act Systems, Incorporated (the "Company"), we confirm that:

                  1. We understand that the Warrants have not been registered under the Securities Act of 1933 (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Warrants to offer, sell or otherwise transfer such Warrants prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Warrants, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Warrants are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Warrants for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Warrants is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Warrant Agent, which shall provide, among other things, that the





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                                                                               2




transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) or Rule 501 under the Securities Act and that it is acquiring such Warrants for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Warrant Agent reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Warrants pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Warrant Agent.

                  2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2) (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Warrants for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  3. We are acquiring the Warrants purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                  4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,

                                                    (Name of Purchaser),

                                                      by
                                                        _______________________
                                                        Date:



                  Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:


                                                     Name: _____________________

                                                     Address:

                                                     Taxpayer ID Number:









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